Exhibit 10.7A

AMENDMENT NO. 6 TO THE 1992 DIRECTOR STOCK OPTION PLAN

OF EPRESENCE, INC.

Subsection 4(a) of the 1992 Director Stock Option Plan, as amended (the “Plan”), of Banyan Systems Incorporated is hereby amended, subject to stockholder approval, to increase from 325,000 to 450,000 the number of shares of Common Stock authorized for issuance under the Plan.

Adopted by the Board of Directors on

January 24, 2003

Adopted by the Stockholders on

May 22, 2003